*** Text Omitted and Filed Separately
                                  Confidential Treatment Request
                                  Under 17 C.F.R. ss 200.80(b)(4),
                                  200.83 and 230.406


            Non Technical Services Agreement

                                           Agreement # 4901PR0034

This Agreement dated as of March 16, 2001 ("Effective Date"), between IBM Corporation and KnowledgeMax, Inc, establishes the basis for a multinational procurement relationship under which Supplier will provide Buyer the Deliverables and Services described in SOWS issued under this Agreement.


1.0  Definitions:

"Affiliates" means entities that control, are controlled by, or are under common control with a party to this Agreement.

"Agreement" means this agreement and any relevant Statements of Work ("SOW"), Work Authorizations ("WA"), and other attachments or appendices specifically referenced in this Agreement.

"Buyer" means either Buyer or one of its Affiliates which has signed a PA.

"Deliverables" means items that Supplier prepares for or provides to Buyer as described in a SOW.

"Developed Works" means Deliverables developed in the performance of this Agreement that Buyer will own.

"Participation Agreement" or "PA" means an agreement signed by one or more Affiliates which incorporates by reference the terms and conditions in this agreement, any relevant SOW, and other attachments or appendices specifically referenced in the PA.

"Personnel" means agents, employees or subcontractors engaged or appointed by Buyer or Supplier.

"Prices" means the agreed upon payment and currency for Deliverables and Services, including all applicable fees, payments and taxes, as specified in the relevant SOW and/or WA.

"Services" means work that Supplier performs for Buyer as described in a SOW.

"Statement of Work" or "SOW" means any document attached to or included in this Agreement which describes the Deliverables and Services, including any requirements, specifications or schedules.

"Supplier" means either Supplier or one of its Affiliates which has signed a PA.

"Work Authorization" or "WA" means Buyer's authorization in either electronic or tangible form for Supplier to conduct transactions under this Agreement (i.e., a purchase order, bill of lading, or other Buyer designated document). A SOW is a WA only if designated as such in writing by Buyer.

2.0  Statement of Work
Supplier will provide Deliverables and Services as specified in the relevant SOW only when specified in a WA. Supplier will begin work only after receiving WA from Buyer. Buyer may request changes to a SOW and Supplier will submit to Buyer the impact of such changes. Changes accepted by Buyer will be specified in an amended SOW or change order signed by both parties.

3.0  Term and Termination
3.1  Term
Deliverables and Services acquired by Buyer on or after the Effective Date will be covered by this Agreement. This Agreement will remain in effect until terminated.

3.2  Termination of this Agreement
Either party may terminate this Agreement, without any cancellation charge, for a material breach of the Agreement by the other party or if the other party becomes insolvent or files or has filed against it a petition in bankruptcy ("Cause"), to the extent permitted by law. Such termination will be effective at the end of a thirty (30) day written notice period if the Cause remains uncured. Either party may terminate this Agreement without Cause when there are no outstanding SOWS or WAs.

3.3  Termination of a SOW or WA
Buyer may terminate a SOW or WA with Cause effective immediately or without Cause on written notice. Upon termination, in accordance with Buyer's written direction, Supplier will immediately: (i) cease work;
(ii) prepare and submit to Buyer an itemization of all completed and partially completed Deliverables and Services; (iii) deliver to Buyer Deliverables satisfactorily completed up to the date of termination at the agreed upon Prices in the relevant SOW and/or WA; and (iv) deliver upon request any work in process. In the event Buyer terminates without Cause, Buyer will compensate Supplier for the actual and reasonable expenses incurred by Supplier for work in process up to and including the date of termination, provided such expenses do not exceed the Prices.

4.0  Pricing
Supplier will provide Deliverables and Services to Buyer for the Prices. Except for pre-approved expenses specified in the relevant SOW and/or WA, the Prices for Deliverables and Services specified in a WA and accepted by Buyer will be the only amount due to Supplier from Buyer.

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5.0  Payments and Acceptance
Terms for payment will be specified in the relevant SOW and/or WA. Payment of invoices will not be deemed acceptance of Deliverables or Services, but rather such Deliverables or Services will be subject to inspection, test, acceptance or rejection in accordance with the acceptance or completion criteria as specified in the relevant SOW and/or WA. Buyer may, at its option, either reject Deliverables or Services that do not comply with the acceptance or completion criteria for a refund, or require Supplier, upon Buyer's written instruction, to repair or replace such Deliverables or re-perform such Service, without charge and in a timely manner.

6.0  Electronic Commerce
To the extent permitted by local law, the parties will conduct transactions using an electronic commerce approach under which the parties will electronically transmit and receive legally binding purchase and sale obligations ("Documents"), including electronic credit entries transmitted by Buyer to the Supplier account specified in the relevant SOW and/or WA. Each party, at its own expense, will provide and maintain the equipment, software, services and testing necessary for it to effectively and reliably transmit and receive such Documents. Either party may use a third party service provider for network services, provided the other party is given sixty (60) days prior written notice of any changes to such services. A Document will be deemed received upon arrival at the receiving party's mailbox or Internet address. The receiving party will promptly notify the originating party if a Document is received in an unintelligible form, provided that the originating party can be identified. In the absence of such notice, the originating party's record of the contents of such Document will prevail. Each party will authenticate Documents using a digital signature or User ID, as specified by Buyer, and will maintain security procedures to prevent its unauthorized use.

7.0  Warranties
7.1  Ongoing Warranties
Supplier makes the following ongoing representations and warranties:
(i) it has the right to enter into this Agreement and its performance of this Agreement will comply, at its own expense, with the terms of any contract, obligation, law, regulation or ordinance to which it is or becomes subject (including but not limited to all applicable export and import laws); (ii) no claim, lien, or action exists or is threatened against Supplier that would interfere with Buyer's rights under this Agreement; (iii) Deliverables are safe for any use consistent with and will comply with the warranties, specifications and requirements in this Agreement; (iv) Services will be performed using reasonable care and skill and in accordance with the relevant SOW and/or WA; (v) Deliverables and Services which interact in any capacity with date data are Year 2000 ready such that when used in accordance with their associated documentation they are capable of correctly processing, providing, receiving and displaying date data, as well as exchanging accurate date data with all products with which the Deliverables or Services are intended to be used within and between the twentieth and twenty-first centuries; (vi) Deliverables and Services which interact in any capacity with monetary data are earn ready such that when used in accordance with their associated documentation they are capable of correctly processing monetary data in the euro denomination and respecting the earn currency formatting conventions (including the euro sign); (vii) Deliverables and Services do not infringe any privacy, publicity, reputation or intellectual property right of a third party; and (viii) all authors have agreed not to assert their moral rights (personal rights associated with authorship of a work under applicable law) in the Deliverables, to the extent permitted by law. THE WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING THOSE WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

7.2  Warranty Redemption
Subject to Section 5.0 Payments and Acceptance, if Deliverables or Services do not comply with the warranties in this Agreement, Supplier will repair or replace Deliverables or re-perform Services, without charge and in a timely manner. If Supplier fails to do so, Buyer tray repair or replace Deliverables or re-perform Services and Supplier will reimburse Buyer for actual and reasonable expenses.

8.0  On Time Delivery
Deliverables or Services will be delivered as specified in the relevant SOW and/or WA. If Supplier cannot comply with a delivery commitment, Supplier will promptly notify Buyer of a revised delivery date and Buyer may: (i) cancel without charge Deliverables or Services not yet delivered; (ii) procure such Deliverables or Services elsewhere and charge Supplier the cost differential; and (iii) exercise all other remedies provided at law, in equity and in this Agreement.

9.0  Intellectual Property
All Developed Works belong exclusively to Buyer and are works made for hire. If any Developed Works are not owned by Buyer by operation of law, Supplier will assign the ownership of copyrights in such Developed Works to Buyer. Supplier

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grants Buyer all intellectual property rights licensable by Supplier which are necessary for Buyer to use and sell the Deliverables and Services. This Agreement does not grant either party the right to use the other party's or their Affiliates' trademarks, trade names or service marks.

10.0  Indemnification
Supplier will defend, hold harmless and indemnify, including legal fees, Buyer and Buyer Personnel against claims that arise or are alleged to have arisen as a result of negligent or intentional acts or omissions of Supplier or Supplier Personnel or breach by Supplier of any term of this Agreement.

11.0  Limitation of Liability
Except for liability under the Section entitled Indemnification, in no event will either party be liable to the other for any lost revenues, lost profits, incidental, indirect, consequential, special or punitive damages. In no event will either party be liable for the respective actions or omissions of its Affiliates under this Agreement.

12.0  Supplier and Supplier Personnel
Supplier is an independent contractor and this Agreement does not create an agency relationship between Buyer and Supplier or Buyer and Supplier Personnel. Buyer assumes no liability or responsibility for Supplier Personnel. Supplier will: (i) ensure it and Supplier Personnel are in compliance with all laws, regulations, ordinances, and licensing requirements; (ii) be responsible for the supervision, control, compensation, withholdings, health and safety of Supplier Personnel; (iii) ensure Supplier Personnel performing Services on Buyer's premises comply with the On Premises Guidelines; and (iv) inform Buyer if a former employee of Buyer will be assigned work under this Agreement, such assignment subject to Buyer approval.

13.0  Insurance
Supplier will maintain at its expense: (i) comprehensive general or public liability insurance with a minimum limit per occurrence or accident of $1,000,000 (or local currency equivalent); (ii) workers' compensation or employer's liability as required by local law, such policies waiving any subrogation rights against Buyer; and (iii) automobile liability insurance as required by local statute but not less then $1,000,000 (or local currency equivalent) if a vehicle will be used in the performance of this Agreement. Insurance required under this Section will name Buyer as an additional insured with respect to Buyer's insurable interest, will be primary or non-contributory regarding insured damages or expenses, and will be purchased from insurers of sound internationally recognized financial standing.

14.0  General
14.1  Amendments
This Agreement may only be amended by a writing specifically referencing this Agreement which has been signed by authorized representatives of the parties.

14.2  Assignment
Neither party will assign their rights or delegate or subcontract their duties under this Agreement to third parties or Affiliates without the prior written consent of the other party, such consent not to be withheld unreasonably, except that Buyer may assign this Agreement in conjunction with the sale of a substantial part of its business utilizing this Agreement. Any unauthorized assignment of this Agreement is void.

14.3 Choice of Law and Forum; Waiver of Jury Trial; Limitation of Action This Agreement and the performance of transactions under this Agreement will be governed by the laws of the country where the Buyer entering into the relevant agreement or PA is located, except that the laws of the State of New York applicable to contracts executed in and performed entirely within that State will apply if any part of the transaction is performed within the United States. The parties expressly waive any right to a jury trial regarding disputes related to this Agreement. Unless otherwise provided by local law without the possibility of contractual waiver or limitation, any legal or other action related to this Agreement must be commenced no later than two
(2) years from the date on which the cause of action arose.

14.4  Communications
All communications between the parties regarding this Agreement will be conducted through the parties' representatives as specified in the relevant SOW and/or WA.

14.5  Counterparts
This Agreement may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original.

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14.6  Exchange of Information
Unless required otherwise by law without the possibility of contractual waiver or limitation, all information exchanged by the parties will be considered non-confidential. If the parties require the exchange of confidential information, such exchange will be made under a confidentiality agreement. The parties will not publicize the terms of this Agreement, or the relationship, in any advertising, marketing or promotional materials without prior written consent of the other party except as may be required by law, provided the party publicizing obtains any confidentiality treatment available. Supplier will use information regarding this Agreement only in the performance of this Agreement. For any business personal information relating to Supplier Personnel that Supplier provides to Buyer, Supplier has obtained the agreement of the Supplier Personnel to release the information to Buyer and to allow Buyer to use such information in connection with this Agreement.

14.7  Freedom of Action
This Agreement is nonexclusive and either party may design, develop, manufacture, acquire or market competitive products or services. Buyer will independently establish prices for resale of Deliverables or Services and is not obligated to announce or market any Deliverables or Services and does not guarantee the success of its marketing efforts, if any.

14.8  Force Majeure
Neither party will be in default or liable for any delay or failure to comply with this Agreement due to any act beyond the control of the affected party, excluding labor disputes, provided such party immediately notifies the other.

14.9  Obligations of Affiliates
Affiliates will acknowledge acceptance of the terms of this Agreement through the signing of a PA before conducting any transaction under this Agreement.

14.10  Prior Communications and Order of Precedence
This Agreement replaces any prior oral or written agreements or other communication between the parties with respect to the subject matter of this Agreement, excluding any confidential disclosure agreements. In the event of any conflict in these documents, the order of precedence will be: (i) the quantity, payment and delivery terms of the relevant WA; (ii) the relevant SOW; (iii) this agreement; and (iv) the remaining terms of the relevant WA.

14.11  Record Keeping and Audit Rights
Supplier will maintain (and provide to Buyer upon request) relevant business and accounting records to support invoices under this Agreement and proof of required permits and professional licenses, for a period of time as required by local law, but not for less than three
(3) years following completion or termination of the relevant SOW and/or WA. All accounting records will be maintained in accordance with generally accepted accounting principles.

14.12  Severability
If any term in this Agreement is found by competent judicial authority to be unenforceable in any respect, the validity of the remainder of this Agreement will be unaffected, provided that such unenforceability does not materially affect the parties' rights under this Agreement.

14.13  Survival
The provisions set forth in the following Sections and Subsections of this Agreement will survive after termination of this Agreement and will remain in effect until fulfilled: "Ongoing Warranties", "Intellectual Property", "Indemnification", "Limitation of Liability", "Record Keeping and Audit Rights", "Choice of Law and Forum; Waiver of Jury Trial; Limitation of Action", "Exchange of Information", and "Prior Communications and Order of Precedence".

14.14  Waiver
An effective waiver under this Agreement must be in writing signed by the party waiving its right. A waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent instances.

15.0
ACCEPTED AND AGREED TO:           ACCEPTED AND AGREED TO:
IBM Corporation                   KnowledgeMax, Inc

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By: /s/ Lisa Crain  3/19/01       By: /s/ Donna L. Lynn  16 March 2001
Buyer Signature     Date          Supplier Signature     Date

Lisa Crain                        Donna Lynn
Printed Name                      Printed Name


Sourcing Strategist               President

Buyer Address:                    Supplier Address:
IBM Corporation                   KnowledgeMax, Inc.
6300 Diagonal Hwy                 6110 Executive Boulevard
Mail Drop 001V,                   Suite 202
Boulder, CO 80301                 North Bethesda, MD 20852
USA                               USA

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                     Statement of Work
                                           Agreement # 4901PR0034
                                           SOW # 4901PR044

This Statement of Work ("SOW") # 4901PR0044 adopts and incorporates by reference the terms and conditions of Non-Technical Services Agreement # 4901PR0034 between IBM Corporation (Buyer) and KnowledgeMax Inc.(Supplier) This SOW is effective beginning on March 16, 2001 and will remain in effect until March 15, 2003. The term may be renewed for two additional one year periods upon agreement of both parties. Transactions performed under this SOW will be conducted in accordance with and be subject to the terms and conditions of this SOW, the Agreement and any applicable Work Authorizations ("WAs"). This SOW is not a WA.

1.0  SCOPE OF WORK
Supplier will also provide to Buyer the Deliverables and Services described in Section 2.0 of this SOW. Supplier's system, including any Supplier enhancements is owned by the Supplier.

1.1 The title inventory displayed for Buyer's Personnel will be limited to business, professional and technical titles. While the selection of titles will be made by Supplier, Buyer's Learning Services Division will review this list periodically to ensure compliance with the overall intent of the application. The title inventory will contain books from the major publishing companies including, but not limited to, Macmillan, Sybex, O'Reilly, John Wiley, Hungry Minds, Pearson, McGraw Hill and Maximum Press. Supplier will designate a select book list which will carry discounts as specified in Section 3.18 of this SOW.

1.2 Buyer's Learning Services Division will provide to Supplier a weekly electronic file containing the approved list of Buyer's Personnel authorized to use this system. The file will contain serial numbers, department number, country code and division. When the Buyer's
Personnel connects with the Supplier's e-site initially, they will receive, via e-mail their password authorizing their use of the system. Buyer's Personnel would then order the books of choice, fill in the shipping information (which would be saved by Supplier for future orders) and ship the materials. Supplier would then provide to Buyer a weekly electronic accounting file of all orders showing the
book title, ISBN number, book cost [   ***   ], taxes (where
applicable), and Personnel information, etc. The final contents of this accounting file will be agreed to by both Buyer's Learning
Services Division and Supplier during the development cycle. This file will also be used to initiate the release of funds in payment of the books purchased to Supplier on a weekly basis.

2.0  DESCRIPTION OF DELIVERABLES AND SERVICES.
Supplier will provide an on-line solution for ordering books world wide via their web-site which will allow Buyer's Personnel direct access to their IBM Learning Services Campus landing page and therefore, the application as further defined and described under the Scope of Work.

3.0  SUPPLIER'S RESPONSIBILITIES
Supplier will meet the following requirements outlined below:

3.1 Supplier site will be available 24 hours a day, 7 days a week except for scheduled maintenance activity.

3.2 The landing page for Buyer's Personnel on the Supplier site will be created by Supplier and approved by Buyer's Learning Services.

3.3 The books listed for purchase by Personnel will all carry/display the same discount off the retail price. This discounted price will be
set by Buyer's Learning Services Division and will [   ***   ]. Buyer's
Learning Services will provide 30 days

*** Confidential Treatment Requested

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written notice on future changes to the discounted prices. It is understood by both parties that this "carry/display price" will
[   ***   ]. Prices will be displayed in U.S. Dollars and discounted accordingly per the agreement in Section 3.18 and 3.20 of this SOW.

3.4 Supplier will use the most current weekly file of Buyer's Personnel authorized to use the system. The final schedule for Buyer to provide the Buyer's personnel list and for Supplier to load it on their system will be finalized during the development cycle - refer to section 5.0 of this SOW.

3.5  [   ***   ]

3.6 Special Orders and Bulk Orders are not returnable. Any other book ordered from Supplier can be returned for any reason within 30 days of receipt provided that it is in salable condition. Return information is included on packing slips and is enclosed with all books ordered from Supplier. Buyer will pay return shipping costs unless the return is a result of an error on the part of Supplier.

3.7 All orders are shipped via shipping firms with automated tracking, therefore, Supplier will be able to check status information on orders. If, for some reason an order cannot be tracked or located, Supplier will reissue the order as a replacement. If the original order is eventually received, it is to be treated as a "return" by the recipient and shipped back per the return information on the packing slip.

3.8 In stock books ordered before 12:OOPM Central Time will be shipped within 24 hours (Monday through Friday). Supplier will give Buyer notice within 48 hours or as soon as possible if an unforeseen act of God occurred which delayed the shipment of books. For any other type of delay, Supplier will give Buyer notice within 24 hours.

3.9 Supplier will update availability information on a regular basis to minimize out-of-stock conditions. Supplier will also work with their suppliers to minimize the occurrence of out-of-stock situations.

3.10 Supplier will design into their system an order override function which will allow a limited number (5 or less) of Buyer's personnel's to change the department/division number to be charged for the purchase. This will allow the Buyer's Learning Services Division administrator or designated person to correct / change the Buyer's accounting information if needed

3.11 Buyer's Learning Services and Supplier will work on creating the accounting file required for billing and release of funds for payment. This file and process will be completed and tested, prior to implementation.

3.12 The implementation target date is within 2 months from contract execution.

3.13 The Supplier's system will incorporate the requirement that all Buyer's Personnel orders will be acknowledged by e-mail and the e-mail address must contain the ibm.com ending or another designated ending approved by the Buyer. This would apply to Buyer's wholly owned companies or divisions operating as a separate entity in regard to the e-mail address.

3.14  Buyer's Learning Services reserves the option, with 30 days prior
written notice, to eliminate [   ***   ] as an option.

3.15 Orders will be processed and fulfilled for Buyer's Personnel worldwide.

3.16 Supplier will create on the Buyer's Learning Services landing page a Special Order selection, the application for which will be used to process Bulk or other Special Orders. Initially, Special Orders are
defined as those orders of [   ***   ] or more of the same title. If
Supplier reduces the minimum order of [   ***   ] for Special Orders,
it is understood that this would be their option.

*** Confidential Treatment Requested

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3.17  Orders in quantities of [   ***   ] or more will first be directed
via e-mail to the Buyer's Learning Services coordinator who will verify it, and respond back with permission to fulfill, within 24 hours.

3.18  Supplier will provide a [   ***   ] structure to Buyer for all books
on the select book list (except for Bulk Orders or Special Orders) see Sections 3.16, 3.17 & 3.20 of this SOW. This is to be done as a two
stage approach as follows: [   ***   ] at the outset, followed by
[   ***   ]

   IBM Corporation
   Attn.: Jeffrey Grant
   Route 100
   Mail Drop 2274
   Somers, NY 10589

   [   ***   ]

   IBM Corporation
   Attn.: Lisa Crain
   6300 Diagonal Hwy
   Mail Drop 001V
   Boulder, CO 80301

All purchases there after will receive the [   ***   ] with the
exception specified under Section 3.20 of this SOW.

3.19 The Buyer will sell to the Supplier up to 3500 units of Buyer's remaining inventory in Mechanicsburg, PA warehouse, providing the titles are current editions of in-print titles and in salable condition. After thirty (30) days of receipt of said titles, Supplier
will credit Buyer [   ***   ] for future purchases until the total
dollars of goods sold to Supplier have been paid for. Buyer will forward at Buyer's expense remaining inventory to Supplier's warehouse -via Baker & Taylor Inc.

3.20  For Special Orders, the Supplier will obtain a special quote from
the publisher/wholesaler for the specific title. [   ***   ]

3.21  [   ***   ]

4.0  BUYER'S RESPONSIBILITIES
The buyer will arrange, prior to implementation, the required buyer purchase order under which all payments to the supplier will be made. Additional funds will be added to the purchase order as time/costs dictate, in a timely manner to ensure no interruption in Buyer's payments.

*** Confidential Treatment Requested

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4.1  Buyer's Personnel will place orders providing all information required for Supplier to be able to deliver the requested books within the established guidelines in a timely manner as agreed to. All orders placed in accordance with these guidelines shall be the sole financial responsibility of Buyer.

5.0  MUTUAL RESPONSIBILITIES
The parties will work together to establish and perfect the "IBM Global Campus" and Supplier's "E-Site" connection and procedures, to make the system an electronic book purchasing showcase for Buyer's Personnel. This work should be completed within a two (2) month time frame.

5.1 The parties will work diligently together during the development cycle of the applications in order to bring the system to life within the specified time period (see section 5.0 of this SOW). If questions or problems arise, both parties will work together to resolve the issues. Problems and/or questions will need to be addressed quickly, so that the book ordering and delivery workflow can be resumed and deliveries of books can be received on time by Buyer's Personnel..

6.0  SCHEDULE
The primary ordering application and billing application must be implemented also within two months of signing the contract, so proper ordering, shipping and billing can be done. It is understood, that the special order application on the suppliers site, may come on-line at a later date. If so, special orders will be handled via phone/e-mail communications.

7.0  PAYMENTS
Net amount of payments will be due 45 days after the receipt of an acceptable invoice by IBM. Supplier will submit invoices on a weekly basis to Buyer. Invoices will be presented in U.S. Dollars.

8.0  Terms
The contract will be effective March 16, 2001 through March 15, 2003. The term may be renewed for two additional one year periods upon agreement of both parties.

9.0  COMMUNICATIONS
All communications between the parties will be carried out through the following designated coordinators:

                     Business Coordinators

FOR SUPPLIER                           FOR BUYER

Name  Donna Lynn or Alan Sultan        Name  Lisa Crain
Title President, KnowledgeMax,         Title Sourcing Strategist
      Inc.- Donna Lynn
      Sr. Vice President- Alan
      Sultan KnowledgeMax Inc.

Address 6110 Executive Blvd            Address 6300 Diagonal Hwy.
        Ste 202                                Mail Drop 001V
        North Bethesda, MD 20852               Boulder, CO 80301

Phone   301-468-8000 ext 110                   Phone 303-939-3852
        Donna
        301-468-8000 ext 105
        Alan

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Fax     301-468-8978                   Fax     303-924-6014

E-mail  dlynn@knowledgemax.com         E-mail  lcrain@us.ibm.com
        asultan@knowledgemax.com

                           Legal Coordinators

FOR SUPPLIER                           FOR BUYER

Name  Donna Lynn                       Name  Lisa Crain
Title President, KnowledgeMax, Inc.    Title  Sourcing Strategist

Address 6110 Executive Blvd            Address 6300 Diagonal Hwy.
        Ste 202                                Mail Drop 001V
        North Bethesda, MD 20852               Boulder, CO 80301

Phone   301-468-8000 ext 110                   Phone 303-939-3852

Fax     301-468-8978                   Fax     303-924-6014

E-mail  dlynn@knowledgemax.com         E-mail  lcrain@us.ibm.com


                           Technical Coordinators
FOR SUPPLIER                           FOR BUYER
Name  Richard Luebkemann               Name  Paul Kinsley
Title Chief Technology Officer         Title Bookstore Coordinator

Address 6110 Executive Blvd            Address 9155 Mainsail Drive,
        Ste 202                                Gainesville, GA 30506
        North Bethesda, MD 20852

Phone   301-468-8000 ext 103           Phone   770-888-0384

Fax     301-468-8978                   Fax     None

E-mail  rick@knowledgemax.com          E-mail  kinsley@us.ibm.com


ACCEPTED AND AGREED TO:                ACCEPTED AND AGREED TO:

IBM Corporation                        KnowledgeMax, Inc

By: /s/ Lisa Crain  3/19/01            By: /s/ Donna L. Lynn  16 March 2001
Buyer Signature      Date              Supplier Signature         Date

Lisa Crain                             Donna Lynn
Printed Name                           Printed Name

Sourcing Strategist                    President

Buyer Address:                         Supplier Address:

IBM Corporation                        KnowledgeMax, Inc.
6300 Diagonal Hwy                      6110 Executive Boulevard
Mail Drop 001V                         Suite 202
Boulder, CO 80301                      North Bethesda, MD 20852

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